UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2022

FIRST SEACOAST BANCORP
(Exact Name of Registrant as Specified in Charter)

Federal	001-38985	84-2404519
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                        Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On August 11, 2022, First Seacoast Bancorp, MHC, the parent mutual holding company of First Seacoast Bancorp, adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which First Seacoast Bancorp, MHC will undertake a “second-step” conversion and First Seacoast Bank, the wholly-owned subsidiary of First Seacoast Bancorp, will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure. Following the conversion and reorganization, First Seacoast Bancorp, MHC will cease to exist and a newly-chartered stock holding company (the “New Holding Company”) will succeed to First Seacoast Bancorp as the stock holding company of First Seacoast Bank. First Seacoast Bancorp, MHC currently owns approximately 55.7% of the outstanding shares of common stock of First Seacoast Bancorp.

Pursuant to the Plan, (i) First Seacoast Bank will become the wholly-owned subsidiary of the New Holding Company, (ii) the shares of common stock of First Seacoast Bancorp owned by persons other than First Seacoast Bancorp, MHC (the shares owned by First Seacoast Bancorp, MHC will be canceled) will be converted into shares of common stock of the New Holding Company based on an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares of common stock of the New Holding Company purchased in the stock offering described below and cash received in lieu of issuance of fractional shares of common stock of the New Holding Company, and as adjusted to reflect certain assets held by First Seacoast Bancorp, MHC), and (iii) the New Holding Company will offer and sell shares of common stock, representing the ownership interest of First Seacoast Bancorp, MHC in First Seacoast Bancorp, in a subscription offering and, if necessary, in a community offering and a syndicated community offering. The Plan establishes June 30, 2021 as the eligibility record date for determining the eligible account holders of First Seacoast Bank entitled to receive first priority non-transferable subscription rights to subscribe for shares of common stock of the New Holding Company in the subscription offering. The number and price of shares of common stock of the New Holding Company to be sold in the offering and the exchange ratio will be based on the pro forma market value of the New Holding Company, as determined by an independent appraisal.

The Plan is subject to regulatory approval as well as approval by the members of First Seacoast Bancorp, MHC (depositors and certain borrowers of First Seacoast Bank) and by stockholders of First Seacoast Bancorp (including approval by the holders of a majority of the outstanding shares of common stock of First Seacoast Bancorp owned by persons other than First Seacoast Bancorp, MHC).

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated into this Item 8.01 by reference.

Item 7.01. Regulation FD Disclosure.

On August 12, 2022, First Seacoast Bancorp issued a press release announcing the adoption of the Plan. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	2.1	Plan of Conversion and Reorganization of First Seacoast Bancorp, MHC
	99.1	Press Release dated August 12, 2022
	104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 16, 2022		FIRST SEACOAST BANCORP

	By:	/s/ James R. Brannen
James R. Brannen
President and Chief Executive Officer